Exhibit 99.1

Reviva Reports Full Year 2025 Financial Results and Recent Business Highlights

- Written FDA recommendations include a second Phase 3 trial to generate additional efficacy and safety data prior to NDA submission of brilaroxazine for schizophrenia –

- Current data package highlights well-tolerated long-term safety profile, broad-spectrum clinical activity, and favorable adherence for once daily brilaroxazine up to one year -

- Initiation of RECOVER-2 registrational trial planned in mid-2026 -

Cupertino, Calif., March 30, 2026 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today reported financial results for the full year ended December 31, 2025 and summarized recent business highlights.

“With clear and actionable guidance from the Food and Drug Administration (FDA), we are advancing toward initiating our second registrational phase 3 trial (RECOVER-2) and preparing the data package for supporting a New Drug Application (NDA) for brilaroxazine for the treatment of schizophrenia,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “Our strong clinical package, including durable efficacy and consistent safety and tolerability from acute through stable schizophrenia up to one year, and favorable treatment adherence with once-daily dosing, underscores the potential of brilaroxazine to address meaningful unmet needs for patients with schizophrenia. With plans to initiate the RECOVER-2 registrational trial in mid-2026, we remain focused on disciplined execution and bringing this promising therapy toward regulatory approval.”

Business Highlights

Clinical Development and Regulatory

o

Published clinical vocal biomarker data from the RECOVER Phase 3 clinical trial highlighting the therapeutic potential of brilaroxazine for the treatment of schizophrenia in the peer-reviewed journal Biological Psychiatry, in an article entitled A Single, Interpretable Vocal Biomarker for Enriching Antipsychotic Clinical Trials.

o

Announced a regulatory update following a pre-NDA meeting with the U.S. Food and Drug Administration (FDA) regarding brilaroxazine. In written feedback, the FDA recommended a second Phase 3 clinical trial for brilaroxazine in patients with schizophrenia to, among other things, generate additional efficacy data and expand the safety dataset.

o

Existing nonclinical and clinical data packages include two completed randomized, double-blind, placebo-controlled, multicenter clinical trials (one Phase 2 trial and one Phase 3 trial that included a 1-year open label extension) and clinical pharmacology studies designed to support a potential NDA filing. Across the clinical development program, brilaroxazine has demonstrated the following:

●	Broad spectrum efficacy in major symptom domains of schizophrenia, including negative symptoms, and anxiety/depression in the Phase 2 and Phase 3 (double-blind and open-label portions) clinical trials
●	A generally well-tolerated safety profile observed in over 900 subjects treated to date

o

Positive full dataset and successful completion of the Company’s Phase 3 RECOVER open-label extension (OLE) 1-year study evaluating the long-term safety, tolerability and efficacy of brilaroxazine in patients with schizophrenia (N=446) reported in June 2025 and additional analyses reported in October 2025. A summary of the OLE results is provided here:

o

Once daily brilaroxazine (pooled 15, 30, and 50 mg, N=159) in the patient population that completed one year treatment led to robust broad-spectrum efficacy that was sustained over 1-year including PANSS total score (–18.1), positive symptoms (–5.0), negative symptoms (–4.4), negative symptoms Marder factor (-4.4), general psychopathology (-8.7), personal & social performance (11.3) and CGI-S (-0.8, ≥1 point improvement in 78% of patients).

o	Only <1% patients reported symptom relapse on treatment over 1-year.
o	No clinically meaningful changes in movement disorder scales used for evaluating motor side effects such as akathisia and extrapyramidal symptoms.
o	Benign weight gain (~1.5 kg) compared to baseline over 52 weeks (1 year treatment). Weight gain is not dose-dependent and possibly related to lifestyle or diet.
o	Favorable and consistent improvement in lipid profile, and blood sugar levels were comparable to baseline over 52 weeks (1 year) across all 3 dose groups.
o

Not associated with hormonal imbalance and sexual side effects. Elevated prolactin levels reported at the beginning of the study were significantly reduced to normal or near normal in all three dose groups. Improvement in thyroid hormone levels and sexual function reported.

o	No incidence of clinically significant cardiac or gastrointestinal side effects. No incidence of drug induced liver injury (DILI).

Non-Clinical Development

o	Completed NDA-enabling carcinogenicity studies (2-year in rats and 6-month in transgenic mice) on brilaroxazine to support the NDA for schizophrenia indication.
o	Completed cGMP manufacturing of registration batches of brilaroxazine drug substance (also called active pharmaceutical ingredient).
o	Completed cGMP manufacturing of registration batches of brilaroxazine drug products.

Intellectual Property

o

Continuing efforts aimed at expansion of a strong diversified patent portfolio comprising composition of matter and lifecycle management strategies for innovative formulations and method of treatment for different major indications.

o	Filed three new U.S. provisional patent applications: two directed to brilaroxazine composition and one directed to using brilaroxazine for treating a specific symptom.
o

European Patent (EP3749324) granted by the European Patent Office (EPO) in November 2025, covering use of brilaroxazine for the treatment of pulmonary fibrosis, including idiopathic pulmonary fibrosis (IPF), adding to Reviva’s existing patent protection in key markets around the world including the United States, China and Japan.

Financing

o	Completed public equity offering in June 2025, raising gross proceeds of $10.0 million, before deducting placement agent fees and other offering expenses.
o	Completed public equity offering in September 2025, raising gross proceeds of $9.0 million, before deducting placement agent fees and other offering expenses.
o	Completed public equity offering in March 2026, raising gross proceeds of $10.0 million, before deducting placement agent fees and other offering expenses.
o

The Company currently intends to use the net proceeds from the March 2026 offering together with its existing cash and cash equivalents to fund research and development activities, including its planned RECOVER-2 Phase 3 trial for brilaroxazine in schizophrenia, and for working capital and other general corporate purposes.

o

Immediately following the closing of the March 2026 offering, the Company has cash and cash equivalents of approximately $23 million (unaudited), which the Company believes will fund its operations into Q1-2027.

Anticipated Milestones and Events

o

Plans to initiate brilaroxazine second registrational Phase 3 trial (RECOVER-2) for schizophrenia in mid-2026, with trial-related activities for RECOVER-2 planned to start in Q2-2026 and patient enrollment in the U.S. planned to begin in Q3-2026.

o	Additional publications on brilaroxazine for the treatment of schizophrenia expected in 2026.
o	Pursuing partnership opportunities for the development of our pipeline.

Financial Results for 2025

•

The Company reported a net loss of approximately $19.9 million, or $5.48 per share, for the fiscal year ended December 31, 2025, compared to a net loss of approximately $29.9 million, or $17.73 per share, for the fiscal year ended December 31, 2024. All share and per share amounts in this press release including the accompanying tables have been retrospectively adjusted as appropriate to reflect the Company’s one-for-twenty (1:20) reverse stock split of the Company’s issued and outstanding common stock effected on March 9, 2026.

•	As of December 31, 2025, the Company’s cash and cash equivalents totaled approximately $14.4 million compared to approximately $13.5 million as of December 31, 2024.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva’s pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s plans for its brilaroxazine program including intended steps towards potential approval, the Company’s statements regarding its planned registrational Phase 3 RECOVER-2 trial evaluating brilaroxazine for the treatment of schizophrenia, including the timing thereof, the Company’s plans in furtherance of a potential NDA submission, statements about potential IND submissions, the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development and clinical trial plans and the timing thereof, including the anticipated timing of the availability of trial data, clinical and regulatory timelines and expenses, planned or intended additional trials or studies and the timing thereof, planned or intended regulatory submissions and the timing thereof, trial results, market opportunity, the Company’s estimates regarding the expected duration of the Company’s cash runway and the Company’s ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s most recent Annual Report on Form 10-K, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC
PJ Kelleher
pkelleher@lifesciadvisors.com

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$14,438,792	$13,476,331
Prepaid clinical trial costs	—	540,601
Prepaid expenses and other current assets	664,685	666,435
Total current assets	15,103,477	14,683,367
Non-current prepaid clinical trial costs	819,721	819,721
Total Assets	$15,923,198	$15,503,088

Liabilities and Stockholders’ Equity

Liabilities
Short-term debt	$406,875	$458,154
Accounts payable	3,009,074	6,283,430
Accrued clinical expenses	2,582,094	6,723,719
Accrued compensation	485,899	635,587
Other accrued liabilities	791,611	500,616
Total current liabilities	7,275,553	14,601,506
Warrant liabilities	—	89,010
Total Liabilities	7,275,553	14,690,516

Stockholders’ Equity
Common stock, par value of $0.0001; 515,000,000 and 315,000,000 shares authorized; 5,872,865 and 2,359,327 shares issued and outstanding as of December 31, 2025 and 2024, respectively	11,655	4,658
Preferred Stock, par value of $0.0001; 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2025 and 2024	—	—
Additional paid-in capital	192,773,942	165,080,964
Accumulated deficit	(184,137,952)	(164,273,050)
Total stockholders' equity	8,647,645	812,572

Total Liabilities and Stockholders’ Equity	$15,923,198	$15,503,088

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2025	2024
Operating expenses
Research and development	$11,708,906	$22,907,368
General and administrative	8,491,125	7,891,521
Total operating expenses	20,200,031	30,798,889
Loss from operations	(20,200,031)	(30,798,889)

Other income (expense)
Gain on remeasurement of warrant liabilities	89,010	717,645
Interest expense	(13,402)	(18,497)
Interest income	311,370	361,369
Other expense, net	(32,960)	(160,916)
Total other income, net	354,018	899,601
Loss before provision for income taxes	(19,846,013)	(29,899,288)
Provision for income taxes	18,889	19,514
Net loss	$(19,864,902)	$(29,918,802)

Net loss per share:
Basic and diluted	$(5.48)	$(17.73)

Weighted average shares outstanding
Basic and diluted	3,627,890	1,687,738